Exhibit 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES PROMOTIONS

Minneapolis, MN (December 18, 2003)  —  Winmark Corporation (Nasdaq: WINA) announced the promotion of Rebecca J. Geyer to the position of Vice President of Franchise Management and Steven A. Murphy to the position of Vice President of Franchise Management.

Commenting on these promotions, President and Chief Operating Officer, Stephen. M. Briggs stated, “Becky Geyer and Steve Murphy have consistently demonstrated their leadership in serving our franchise partners.  These appointments add to the strength of Winmark’s senior management team.”

Winmark Corporation develops franchises, provides business services and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise.  At September 27, 2003, the Company had 816 stores in operation and an additional 24 franchises awarded but not open.  Of the stores in operation, there were 458 Play It Again Sports®, 216 Once Upon A Child®, 96 Plato’s Closet® and 46 Music Go Round® stores.